EXHIBIT (a)(12)
                                                                 ---------------


              THE OFFERING HAS BEEN EXTENDED TO 5:00 P.M. NYC TIME,
                                 MARCH 17, 2002

                              LETTER OF TRANSMITTAL
                                   RELATING TO
                         OFFER TO EXCHANGE SHARES OF 9%
 SERIES A CUMULATIVE REDEEMABLE PREFERRED STOCK OF BERKSHIRE INCOME REALTY, INC.
                                For Interests In
                                   <<FUND>>

THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT, AND THIS LETTER OF TRANSMITTAL ("TRANSMITTAL LETTER") MUST BE RECEIVED BY BERKSHIRE INCOME REALTY, INC. ("BIR") BY, 5:00 P.M., NEW YORK CITY TIME, ON MARCH 17, 2003, UNLESS THE OFFER IS EXTENDED.
                   (Please See Separate Instructions Enclosed)
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<<Address_1>>
<<Address_2>>
<<City>>, <<State>>  <<Zip>>
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If you tender and BIR accepts all your Interests, you will be entitled to receive <<Shares>> shares of BIR's 9% Series A Cumulative Redeemable Preferred Stock (the "Preferred Shares") plus <<Cash_>> in cash. Each Interest accepted by BIR entitles you to <<per_share>> Preferred Shares.

Krupp Account Number:<<KRUPP_ACCOUNT_NUMBER>>   Number of Interests:<<UNITS_>>
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1.   YOUR TENDER.

     [_] I hereby tender all of my Interests in exchange for Preferred Shares.
                   -OR-
     [_] I hereby tender ______ Interests, representing only a portion of my
         Interests, in exchange for Preferred Shares.
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2.   FORM OF OWNERSHIP. TO BE COMPLETED ONLY IF YOU WANT TO HOLD THE PREFERRED
     SHARES DIFFERENTLY FROM YOUR OWNERSHIP OF THE INTERESTS. MARK ONLY ONE BOX.

[_]  SINGLE PERSON - one signature required.                   [_]  PARTNERSHIP
[_]  JOINT TENANTS WITH RIGHT OF SURVIVORSHIP - all parties    [_]  IRA or SEP/IRA - custodian signature required.
     must sign                                                 [_]  KEOGH (H.R. 10) - custodian signature required.
[_]  TENANTS BY THE ENTIRETY - two signatures required.        [_]  IRCss.401 QUALIFIED PLAN - trustee signature(s)
[_]  HUSBAND AND WIFE - two signatures required.                    required.
[_]  TENANTS IN COMMON - all parties must sign.                [_]  TAX-EXEMPT ORGANIZATION (under IRCss.501(c) or (d)).
[_]  CORPORATION                                               [_]  CUSTODIAN - custodian signature required.
[_]  TRUST - trustee signature(s) required.  ALL SECTIONS      [_]  OTHER - please specify
     MUST BE FILLED IN.

     Print Trustee name(s) ________________________

           Trust date _____ _____  _____   For the benefit of: _________________
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3.    INVESTOR INFORMATION. TO BE COMPLETED ONLY IF THIS INFORMATION HAS CHANGED
      SINCE SEPTEMBER 30, 2002. Type or print your name(s) exactly as it should appear on the account. Include the name and address of the trustee, custodian or administrator when applicable. All checks and correspondence will go to this address unless another address is listed in Section 4 or 5 below.
      State of residence (Required):  IRA and Keogh accounts:
      state of residence of plan beneficiary; all others, state of residence of investor:_________
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

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Individual Entity or Name
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Joint Tenant Name (if any)
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Street Address
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City:                         State                      Zip Code
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Investor Daytime Phone Number               (           )
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4.   ADDITIONAL MAILING ADDRESS. TO BE COMPLETED ONLY IF THIS INFORMATION HAS
     CHANGED SINCE SEPTEMBER 30 2002. If you would like investor mailings sent to an address other than the address specified in Section 3 above, please fill in below (recommended for IRA accounts).
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Name(s)
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Address
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City                          State                        Zip Code
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5.   ELECTRONIC FUNDS TRANSFER. TO BE COMPLETED ONLY IF THIS INFORMATION HAS
     CHANGED SINCE SEPTEMBER 30 2002. (Not to be completed for IRAs or accounts for further credit.) If you would like direct deposit of dividend checks, please complete below.
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Name of Depositary (Bank)
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Address
City                         State                         Zip
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Bank Routing Number  __________________ Bank Account Number _________________

Please specify:  Checking ________________  Savings __________________________

Please include a voided check or savings deposit slip for verification of account numbers.
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6.  INVESTOR CERTIFICATIONS.
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                               TENDER OF INTERESTS
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THE FOLLOWING APPLIES IF YOU ARE ELECTING TO TENDER SOME OR ALL OF YOUR
INTERESTS.

I hereby certify that: I am the owner of the Interests in the mortgage fund listed above (the "Mortgage Fund"). I hereby tender all or a portion of my Interests, as described in Section 1 above, to Berkshire Income Realty, Inc. ("BIR") in exchange for the number of Preferred Shares plus cash instead of fractional shares, determined as set forth above, upon the terms and conditions set forth in the Prospectus, dated January 9, 2003, relating to BIR's offer to exchange Preferred Shares for Interests (the "Prospectus"). The Prospectus, together with this Letter of Transmittal, constitutes the "Offer." I hereby certify that a copy of the Prospectus relating to the Preferred Shares, as amended and/or supplemented to date, has been delivered and received by me. If
Section 5 above has been completed, I hereby authorize direct deposit of my dividend checks.

I ACKNOWLEDGE THAT THIS LETTER OF TRANSMITTAL IS SUBJECT TO ALL OF THE TERMS AND CONDITIONS SET FORTH IN THE PROSPECTUS. I CERTIFY THAT I AM NOT RELYING ON ANY STATEMENTS, PROMISES OR REPRESENTATIONS, WHETHER ORAL OR WRITTEN, EXCEPT THOSE SET FORTH IN THE PROSPECTUS.

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I hereby represent and warrant that I have full power and authority to tender and sell my Interests being tendered hereby to BIR, and that BIR will acquire good title to the Interests, free and clear of any adverse claim. Upon request, I will execute and deliver any additional documents necessary to complete the tender and sale of my Interests being tendered hereby in accordance with the terms of the Offer. In the event of my death or incapacity, all authority and obligation shall be placed with my heirs, personal representatives and successors. Except as stated in the Offer, this tender and sale by me is irrevocable.

I hereby represent and warrant that I have read and agree to all of the terms of the Offer. I understand that my tender and sale of Interests pursuant hereto will constitute my acceptance of the terms and conditions of the Offer, and that BIR's acceptance of my properly tendered Interests will constitute a binding agreement between BIR and me regarding the tender and sale of my Interests in exchange for Preferred Shares upon the terms and subject to the conditions of the Offer. I further expressly acknowledge that BIR may authorize, create or increase the number of authorized shares of any series of BIR's stock that would rank on a parity with the Preferred Shares as to distributions or liquidation without a vote by the holders of the Preferred Shares.

I acknowledge that the tender of my Interests is subject to the proration procedures described in the Prospectus. I also acknowledge that, under certain circumstances set forth in the Offer, BIR may terminate the Offer or may postpone the acceptance of Interests in exchange for the issuance of Preferred Shares, or may not be required to accept any of the Interests tendered hereby.

I hereby release BIR and its affiliates, directors, officers, employees, partners, agents, advisors and representatives, and their respective successors and assigns, from any and all claims arising from or in connection with BIR's purchase or ownership of the Interests being tendered hereby.

I hereby irrevocably appoint each designee of BIR as my attorney-in-fact and proxy, with full power of substitution (such power of attorney being deemed to be an irrevocable power coupled with an interest), with respect to my Interests being tendered hereby and accepted for exchange by BIR, and with respect to any and all other securities issued or issuable, and any and all cash distributions payable or distributable, in respect of my Interests being tendered hereby and accepted for exchange by BIR, to: (1) transfer ownership on the books of the Mortgage Fund of my Interests being tendered hereby to BIR, (2) change the address of record of my Interests being tendered hereby, (3) execute and deliver any and all transfer documents with respect to my Interests being tendered hereby, (4) direct any custodian or trustee holding record title to the Interests being tendered hereby to do what is necessary, including executing and delivering a copy of this Transmittal Letter, (5) withdraw any previous tender of my Interests that may have been made to an entity other than BIR, and (6) upon acceptance by BIR of my Interests in the Offer, exercise any voting rights with respect to, and receive all benefits and cash distributions and otherwise in the offer exercise all rights of beneficial ownership of, the Interests being tendered hereby. In addition, I hereby assign to BIR any and all of my rights to receive (A) any and all regular quarterly cash distributions payable or distributable in respect of my Interests being tendered hereby on or after the date BIR has accepted my Interests in the Offer and (B) any and all distributions consisting of special distributions (as defined in the Prospectus) payable or distributable in respect of my Interests being tendered hereby on or after December 1, 2002.
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                               SUBSTITUTE FORM W-9
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                        THE FOLLOWING MUST BE COMPLETED.
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PART 1 - PLEASE PROVIDE YOUR TAXPAYER              TIN ________________________
IDENTIFICATION NUMBER ("TIN") IN THE BOX AT THE        Social Security Number or
RIGHT AND CERTIFY BY SIGNING AND DATING BELOW          Employer Identification
OR IF A TIN HAS NOT BEEN ISSUED TO YOU PLEASE          Number (if awaiting TIN
CHECK THE BOX IN PART 3 BELOW.                         write "Applied For")
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Check one:  [_] Indiv./Sole Prop.  [_] Corporation
            [_] Partnership        [_] Other ________
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PART 2 -- [_] Check this box if you are exempt from backup withholding
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

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CERTIFICATION -- Under penalties of perjury, I certify that:

(1) The number shown on this form is my correct Taxpayer Identification Number (or I am waiting for a number to be issued to me), and

(2) I am not subject to backup withholding either because: (a) I am exempt from backup withholding, or (b) I have not been notified by the Internal Revenue Service (the "IRS") that I am subject to backup withholding as a result of a failure to report all interest or dividends, or (c) the IRS has notified me that I am no longer subject to backup withholding, and
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(3)  I am a U.S. person (including a U.S. resident alien).
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PART 3 -- Awaiting TIN [_]
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NOTE:    FAILURE TO COMPLETE AND RETURN THIS FORM MAY RESULT IN THE APPLICATION
         OF BACKUP WITHHOLDING TO ANY PAYMENTS MADE TO YOU BY BIR. PLEASE REVIEW THE ENCLOSED GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION NUMBER ON SUBSTITUTE FORM W-9 FOR ADDITIONAL DETAILS.
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                 IF YOU CHECKED THE BOX IN PART 3 OF SUBSTITUTE
                   FORM W-9, YOUR SIGNATURE BELOW WILL ATTEST
                          TO THE FOLLOWING CERTIFICATE:

             CERTIFICATE OF AWAITING TAXPAYER IDENTIFICATION NUMBER.

     I certify that under penalties of perjury that a taxpayer identification number has not been issued to me, and either (1) I have mailed or delivered an application to receive a taxpayer identification number to the appropriate Internal Revenue Service Center or Social Security Administration Office, or (2) I intend to mail or deliver an application in the near future. I understand that if I do not provide a taxpayer identification number to the payer, a portion, determined according to the applicable backup withholding rate, of all reportable payments made to me will be withheld, until I provide a taxpayer identification number and that, if I do not provide my taxpayer identification number within sixty (60) days, such amounts will be remitted to the Internal Revenue Service as backup withholding and a portion, determined according to the applicable backup withholding rate, of all reportable payments made to me thereafter will be withheld and remitted to the Internal Revenue Service until I provide a taxpayer identification number.
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7. SIGNATURE (S) TO TRANSMITTAL LETTER (INCLUDING INVESTOR CERTIFICATIONS AND
SUBSTITUTE FORM W-9 IN SECTION 6).

NOTE: THE INTERNAL REVENUE SERVICE DOES NOT REQUIRE YOUR CONSENT TO ANY PROVISION OF THIS DOCUMENT OTHER THAN THE CERTIFICATIONS REQUIRED TO AVOID BACKUP WITHHOLDING.

  NOT TO BE EXECUTED
  UNTIL RECEIPT OF
  FINAL PROSPECTUS  X ____________________________________     ___ / ___ / ____
                      Authorized Signature of 1st Investor         Date

                    X ____________________________________     ___ / ___ / ____
                      Authorized Signature of 2nd Investor         Date
                      (if more than one)

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Return or deliver this Transmittal Letter on or before the expiration date of the Offer, in the enclosed prepaid self-addressed envelope. Unless extended, the expiration date is 5:00 P.M. NYC time, on March 17, 2003.

                FOR ADDITIONAL INFORMATION, CALL: 1-866-335-7877


Transmittal Letter sent to:     The Information Agent     The Dealer Manager
                                of the Offer is:          for the Offer is:

Berkshire Income Realty, Inc.   Georgeson Shareholder     Georgeson Shareholder
Attn:  Krupp Funds Group        Communications, Inc.      Securities Corporation
One Beacon Street,              17 State Street,          17 State Street,
Suite 1500                      10th floor                10th floor
Boston, MA  02108               New York, NY  10004       New York, NY  10004

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